UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 13, 2006

FIRSTPLUS Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

0-27750	75-2561085
(Commission File Number)	(IRS Employer Identification No.)

5100 North O'Connor Blvd., 6th Floor

Irving, Texas

75039

(Address of Principal Executive Offices)	(Zip Code)

(214) 496-1266

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The registrant’s board of directors has set a record date and payment date for a distribution to shareholders. The record date for the distribution is fixed as of the close of business on July 27, 2006 and the payment date for the distribution is on or about August 7, 2006.

The registrant has instructed the FirstPlus Financial Group, Inc. Grantor Residual Trust (the “Grantor Trust”) to make a distribution to holders of the registrant’s common stock on a pro rata basis as of the record date set by the board of directors of the registrant in an aggregate amount equal to fifty percent (50%) of the funds received by the Grantor Trust from the registry of the court in the lawsuit styled FirstPlus Financial Group, Inc., Michael Montgomery, Jack Draper and The FirstPlus Financial Group Grantor Residual Trust v. George T. Davis and The FPFI Creditor Trust; Civil Action No. 05-02962; in the 298th District Court of Dallas County, Texas.

The registrant intends to announce the amount of the distribution following its receipt of notice from the Grantor Trust as to the amount of the distribution and any reserve or escrows created by the Grantor Trust. The trust agreement governing the Grantor Trust provides that the trustees may create reserves and escrows under certain circumstances, such as preserving property while confirming the ownership of such property, creating escrows for distributions under the Settlement Agreement, dated as of April 6, 2006, by and among FirstPlus Financial Group, Inc. and Danford L. Martin, individually, on behalf of the FPFX Shareholder Value Committee and the FPFX Steering Committee and as attorney-in-fact for all of the Petitioners in the Election Suit (as defined therein), if the Grantor Trust makes certain distributions to the settlor more frequently than annually, providing for payment of taxes owed by the Grantor Trust or settlor with respect to the trust estate and providing for Grantor Trust expenses and reimbursement of payment of Grantor Trust creditor claims.

By filing this Current Report on Form 8-K, the registrant does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before the disclosure. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains several “forward-looking statements.” Forward-looking statements are those, which use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “will,” “should,” “estimate,” “continue” or other comparable expressions. These words indicate future events and trends. Forward-looking statements are the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to many risks and uncertainties, which could cause actual results to differ significantly from historical results or from those anticipated by the Company. The most significant risks are detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005. It is advisable not to place undue reliance on the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company disclaims any intent or obligation to update publicly any forward-looking statements set forth herein, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 13, 2006	FIRSTPLUS FINANCIAL GROUP, INC.

By:	/s/ Jack (J.D.) Draper
Jack (J.D.) Draper
President